Exhibit 99.1
CENTERPLATE SETTLES LITIGATION RELATED TO MERGER
WITH KOHLBERG & COMPANY
          STAMFORD, Conn., January 14, 2009 — Centerplate, Inc. (AMEX: CVP; TSX: CVP.un) announced today that it has reached a settlement to previously disclosed litigation in connection with Centerplate’s planned merger with an affiliate of Kohlberg & Company, L.L.C., a leading private equity firm.
          Centerplate and the plaintiffs have entered into a Memorandum of Understanding regarding the settlement terms. This settlement, which is subject to preliminary and final Court approval, would resolve the claims in the lawsuit and does not change Centerplate’s and its officers’ and directors’ denial of any liability or responsibility for the claims made and makes no admission of any wrongdoing.
          As part of the settlement, Centerplate has agreed to file a supplement to the previously-distributed proxy statement with the Securities and Exchange Commission and also to mail a copy of the supplement to its security holders. Security holders are strongly advised to read the proxy statement and the supplement because they contain important information about the merger and the parties to the merger.
          As previously disclosed in the proxy statement, the Special Meeting of Security Holders will be held on January 27, 2009 to approve the merger. It is expected that following approval of the merger, receipt of tenders of at least 50.1% of the company’s outstanding notes, and satisfaction of other customary closing conditions, the merger will close shortly thereafter.
          Also, as previously disclosed, Centerplate’s senior credit facility requires it to defer interest on the subordinated notes following the November 2008 payment until the closing of the merger. Deferred interest, and interest accrued thereon, will be paid on the notes that are validly tendered and accepted by Centerplate for payment upon the closing of the merger and tender offer on notes purchased in the tender offer. Following the closing, interest on notes that remain outstanding as of the closing will be paid in cash, along with any deferred and accrued interest on those notes, at the next regularly scheduled payment date to holders of record.
About Centerplate
          Centerplate, has its principal executive office in Stamford, CT, and is a leading provider of food and related services including concessions, catering and merchandise services in more than 130 sports facilities, convention centers and other entertainment venues throughout the United States and Canada. Visit the company online at www.centerplate.com.
Forward-Looking Statements
          This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those de-

scribed in such statements. Although Centerplate believes that the expectations reflected in these forward-looking statements are reasonable, the company can give no assurance that these expectations will prove to have been correct or that they will occur.
          Important factors beyond Centerplate’s control, including general economic conditions, consumer spending levels, changing trends in our business and competitive environment, the company’s borrowing capacity, the provisions of the credit agreement, the provisions of the indenture, adverse weather conditions and other factors, as well as the risks identified in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission could cause actual results to differ materially from Centerplate’s expectations. Centerplate undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
          Except for the historical information contained herein, this press release contains forward-looking statements. Such statements reflect management’s current forecast of certain aspects of our future. You can identify most forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this release. Such statements are based on currently available information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements. Such risks, uncertainties and assumptions include, among other things: the satisfaction of various conditions to the memorandum of understanding/ settlement, our ability to successfully agree on a stipulation of settlement and finalize the settlement of the lawsuit, court approval of and dissemination of proper notice of court hearings regarding the settlement, stockholders objections to the approval of the settlement, stockholders opting out of the settlement, the court’s willingness to approve the settlement, an appeal of the settlement, our insurance carrier’s payment of settlement amounts in accordance with applicable agreements.
Contact Information
Gael Doar
Director of Communications
203-975-5941
gael.doar@centerplate.com